                                                                   EXHIBIT 10.13


                              AMENDED AND RESTATED
                            REVOLVING LOAN AGREEMENT

         THIS AMENDED AND RESTATED REVOLVING LOAN AGREEMENT, dated March 8, 2000, by and between Transgenomic, Inc., a Delaware corporation ("BORROWER") and First National Bank of Omaha, a national banking association with principal business offices in Omaha, Nebraska ("BANK").

                              W I T N E S S E T H:

         Background. Whereas, BANK and Cetac Technologies, Inc. originally executed a Revolving Loan agreement March 14, 1997. Subsequently, Cetac Holding Company, Inc. acquired all assets and liabilities of Cetac Technologies, Inc., and on July 1, 1997, Cetac Holding Company, Inc. was merged into Transgenomic, Inc., a Delaware corporation. Whereas, Transgenomic, Inc. is the surviving corporation and is now known to BANK as the BORROWER.

Subsequently, BANK and BORROWER executed a Revolving Loan Agreement September 17, 1997, which has been amended from time to time (said Agreement together with all amendments are herein referred to as the "ORIGINAL AGREEMENT"), pursuant to which BANK agreed to make available to BORROWER a revolving line of credit ("REVOLVING CREDIT FACILITY").

                  Therefore, in consideration of the promises herein contained, and each intending to be legally bound thereby, the parties agree as follows:

Section I. Definitions as used herein:

          1. "ACCOUNTS" "CHATTEL PAPER", "CONTRACTS", "DOCUMENTS", "EQUIPMENT", "FIXTURES", "GENERAL INTANGIBLES", "GOODS", "INSTRUMENTS", "INVESTMENT PROPERTY" and "INVENTORY" shall have the same meaning as is given that term in the Uniform Commercial Code as presently adopted and in effect in the State of Nebraska.

          2. ACCOUNTING. Accounting terms used and not otherwise defined in this AGREEMENT have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided herein shall be computed in accordance with, GAAP.

          3. "AFFILIATE" means as to any PERSON, each other PERSON that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, such PERSON.


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

          4. "AGREEMENT" means this Agreement, as the same may from time to time be amended or supplemented.

          5. "BORROWING BASE" means, at any time, the amount computed as Total Borrowing Base on the BORROWING BASE CERTIFICATE most recently delivered to, and accepted by, the BANK in accordance with this AGREEMENT, and equal to the lesser of:

                  A. $5,000,000.00; or

                  B. The aggregate of (i) eighty percent (80%) of ELIGIBLE ACCOUNTS of the BORROWER, plus (ii) fifty percent (50%) of the Ending Inventory of BORROWER at cost (not to exceed $1,500,000.00). It is provided, however, that for purposes of the foregoing computation, no more than fifty percent (50%) of ELIGIBLE ACCOUNTS used in the foregoing computation may consist of Accounts due from non-United States entities. It is further provided, however, no demo Inventory of BORROWER located outside of the United States shall be included in such computation.

          6. "BORROWING BASE CERTIFICATE" means a fully completed certificate certified by the chief financial officer of the BORROWER to be correct and delivered to, and accepted by, the BANK. Attached hereto, marked Exhibit "A" and by this reference made a part hereof is a form of BORROWING BASE CERTIFICATE, acceptable to BANK, which shall, effective immediately, be used by the parties.

          7. "COLLATERAL" has the meaning given to such term in Section IV.

          8. "COLLATERAL DOCUMENTS" means the note, financing statements and other documents required by BANK as set forth herein, together with any real estate mortgage or deed of trust documents used in this transaction.

          9. "ELIGIBLE ACCOUNT" means, at any time, an Account that conforms and continues to conform to the following conditions:

                  A. The Account arose from a bona fide outright sale of Goods by the BORROWER or from services performed by the BORROWER, and such Goods have been shipped to the appropriate account debtors or their designees (or the sale has otherwise been consummated), or the services have been performed for the appropriate account debtors;

                  B. The Account is due and payable not more than 90 days from the date of the invoice therefor;


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                  C. If more than ten per cent (10%) of the invoices to a
         particular account debtor are ineligible, then all invoices to such account debtor shall become ineligible for borrowing purposes;

                  D. BORROWER has not received any notice of the filing of a petition in bankruptcy or insolvency laws by or against, the account debtor. Upon the receipt by the BORROWER of any such notice, it will immediately give the BANK written advice thereof;

                  E. The account debtor is not a subsidiary or other AFFILIATE of the BORROWER; and

                  F. The BANK has not deemed such account ineligible because of uncertainty about the credit worthiness of the account debtor or because the BANK otherwise reasonably considers the collateral value thereof to the BANK to be impaired or its ability to realize such value to be insecure.

In the event of any dispute, under the foregoing criteria, about whether an Account is or has ceased to be an ELIGIBLE ACCOUNT the decision of the BANK shall control.

         10. "EVENT OF DEFAULT" has the meaning provided for in Section VII.

         11. "FINANCIAL STATEMENTS" means the balance sheet of the BORROWER as of December 31, 1999, and 1998, and statements of income, stockholders' equity, and statement of cash flow, and notes thereto, of the BORROWER for the years or, as appropriate, month ended on such dates as audited by independent certified public accountants of recognized standing to present fairly the consolidated financial position and results of operations of the BORROWER at such dates and for such periods in accordance with GAAP.

         12. "GAAP" means generally accepted accounting principles applied consistently as was done in the preparation of the FINANCIAL STATEMENTS with such changes or modifications hereto as may be approved in writing by the BANK.

         13. "INDEBTEDNESS" means, as to the BORROWER, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several.

         14. "LOAN TERMINATION DATE" means the earliest to occur of the following: (i) July 31, 2000, (ii) the date the obligations are accelerated pursuant to this AGREEMENT, and (iii) the date BANK receives (a) notice in




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writing from BORROWER of BORROWER's election to terminate this AGREEMENT and (b)
indefeasible payment in full of the OBLIGATIONS, or such other date as may later be agreed to by BANK and BORROWER in a written amendment to this AGREEMENT.

         15. "OBLIGATIONS" means the obligation of the BORROWER:

                  A. To pay the principal of, and interest on, any promissory note in accordance with the terms thereof and to satisfy all of its other liabilities to the BANK, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof, and substitutions therefor and including, but not limited to, any obligations under letter of credit agreements;

                  B. To repay to the BANK all amounts advanced by the BANK hereunder or otherwise on behalf of the BORROWER, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or licensors, or taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the COLLATERAL; and

                  C. To reimburse the BANK, on demand, for all of the BANK's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this AGREEMENT and the documents required hereunder, including, without limitation, any proceeding brought or threatened, to enforce payment of any of the OBLIGATIONS referred to in the foregoing Paragraphs A and B.

         16. "PERMITTED LIENS" means:

                  A. Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet delinquent;

                  B. Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs;

                  C. Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                  D. Liens in favor of the BANK; and


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

                  E. Liens in favor of Security National Bank, Omaha, Nebraska, as evidenced by Nebraska Sec. of State financing statement #709241 covering all equipment and fixtures of BORROWER, to the extent that such lien encumbers only those items as described on the attachment filed with the financing statement #709241.

         17. "PERSON" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.

         18. "SUBORDINATED NOTES" means the BORROWER's promissory notes dated March 24, 1999, in the original aggregate principal amount of $12,000,000, denominated as "Convertible Notes".

Section II.  REVOLVING CREDIT FACILITY.

         1. REVOLVING CREDIT FACILITY. BANK agrees to lend $5,000,000.00 to BORROWER pursuant to this facility. BANK will credit proceeds of this REVOLVING CREDIT FACILITY to BORROWER's deposit account with the BANK, bearing number 11225078.

                  A. Subject to the terms hereof the BANK will lend the BORROWER, from time to time until the LOAN TERMINATION DATE such sums in integral multiples of $1,000 as the BORROWER may request by reasonable same day notice to BANK, received by the BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, $5,000,000.00 (the "LOAN COMMITMENT"). The BORROWER may borrow, repay without penalty or premium and reborrow hereunder, from the date of this AGREEMENT until the LOAN TERMINATION DATE, either the full amount of the LOAN COMMITMENT or any lesser sum. It is the intention of the parties that the outstanding principal amount of the REVOLVING CREDIT FACILITY shall at no time exceed the amount of the then existing BORROWING BASE and if, at any time, an excess shall for any reasons exist, the full amount of such excess, together with accrued and unpaid interest thereon as herein provided, shall be immediately due and payable in full.

                  B. THE NOTE. The LOAN COMMITMENT shall be evidenced by a promissory note ("NOTE") having stated maturity on the LOAN TERMINATION DATE, in the form attached hereto as Exhibit B. The NOTE shall specify the manner of principal and interest payments and rate of interest accrual.


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

         2. PAYMENT TO THE BANK AND COLLECTIONS.

                  A. All outstanding principal and unrepaid interest shall be due and payable on LOAN TERMINATION DATE, unless earlier paid or due as the result of acceleration.

                  B. COLLECTION OF ACCOUNTS

                           1. BANK shall have the rights at any time or times
                  hereafter all the rights of a secured creditor holding a valid, and indefeasibly perfected security interest in accounts pursuant to the Nebraska Uniform Commercial Code, as well as the rights conferred by the COLLATERAL DOCUMENTS.

                           2. BORROWER hereby authorizes BANK to endorse, in the
                  name BORROWER, any item, howsoever received by BANK representing payment on or other proceeds of any of the COLLATERAL.

                           3. For purposes of determining the amount of the
                  OBLIGATIONS, including, without limitation, the computations of interest which may from time to time be owing by BORROWER to BANK, the receipt of any check or other item of payment by BANK shall not be treated as a payment on account of the liabilities until such check or other item of payment is actually paid in cash or cash equivalent.

Section III.  CONDITIONS PRECEDENT.

         The obligations of the BANK to make the REVOLVING CREDIT FACILITY is subject to the following conditions precedent:

          1. DOCUMENTS REQUIRED FOR THE CLOSING. The BORROWER shall have delivered to the BANK, prior to the initial disbursement of the funds (the "CLOSING"), the following:

                  A. The COLLATERAL DOCUMENTS, and the FINANCIAL STATEMENTS, duly executed by the BORROWER.

                  B. A copy, certified as of the date of the CLOSING, of the by-laws of the BORROWER.

                  C. A copy of all amendments to the articles of incorporation subsequent to June 27, 1997, certified as of the most recent date practicable by the Secretary of State of Delaware, together with a



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         certificate (dated the date of CLOSING) of the corporate secretary of the BORROWER to the effect that these are all the amendments to such articles of incorporation, together with a certificate of good standing.

                  D. A certificate, dated the date of the CLOSING, signed by the president or a vice president of the BORROWER and to the effect that:

                           1. The representations and warranties set forth in
                  Section V.1. are true as of the date of the CLOSING; and

                           2. No EVENT OF DEFAULT hereunder, and no event which,
                  with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of such date;

                  E. A duly executed BORROWING BASE CERTIFICATE as of a date not more than one (1) day prior to the CLOSING, acceptable to the BANK.

                  F. An assignment of the General American life insurance policy number 3949515, in form satisfactory to BANK, which policy insures the life of Colin D'Silva in an amount no less than $4,000,000.

         2. CERTAIN EVENTS. At the time of, and as a condition to, the CLOSING and each disbursement of any part of the REVOLVING LOAN to be made by the BANK at or subsequent to the CLOSING:

                  A. No EVENT OF DEFAULT shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an EVENT OF DEFAULT;

                  B. No material adverse change shall have occurred in the business prospects, financial condition, or results of operations of the BORROWER since the dates of the FINANCIAL STATEMENTS; and

                  C. All of the COLLATERAL DOCUMENTS shall have remained in full force and effect.

Section IV.  COLLATERAL SECURITY.

         1. BORROWER has executed a security agreement, granting a security interest in and to certain property ("COLLATERAL") to BANK. Such separate security agreement is a COLLATERAL DOCUMENT.


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

Section V.   REPRESENTATIONS AND WARRANTIES.

         1. ORIGINAL. To induce the BANK to enter into this AGREEMENT, the BORROWER represents and warrants to the BANK as follows:

                  A. The BORROWER has no subsidiaries, except for Transgenomic Ltd. in the United Kingdom, CETAC-Scientific Instruments B.V. in the Netherlands, and Transgenomic St. Thomas Inc. in the USVI (a foreign sales corporation) (collectively the "SUBSIDIARIES");

                  B. The BORROWER is not in default with respect to any of its existing INDEBTEDNESS, and the making and performance of this agreement and the COLLATERAL DOCUMENTS will not (immediately or with the passage of time, the giving of notice, or both):

                           1. Violate the articles of incorporation or by-laws
                  of the BORROWER, or violate any laws or result in a default under any contract, agreement, or instrument to which the BORROWER is a party or by which the BORROWER or its property is bound; or

                           2. Result in the creation or imposition of any
                  security interest in, or lien or encumbrance upon, any of the assets of the BORROWER except in favor of the BANK;

                  C. This agreement and the COLLATERAL DOCUMENTS are, or when delivered will be, valid, binding, and enforceable in accordance with their respective terms;

                  D. There is no pending order, notice, claim, litigation, proceeding, or litigation against or affecting the BORROWER, whether or not covered by insurance, that would materially or adversely affect the financial condition or business prospects of the BORROWER if adversely determined;

                  E. The FINANCIAL STATEMENTS, including any schedules and notes pertaining thereto, have been prepared in accordance with GAAP, and fully and fairly present the financial condition of the BORROWER at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the consolidated financial condition or business of the BORROWER from December 31, 1999, to the date hereof;

                  F. As of the date hereof the BORROWER has no material INDEBTEDNESS of any nature, including but without limitation, liabilities for taxes and any interest or penalties relating thereto except to



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

         the extent reflected (in a footnote or otherwise) in the FINANCIAL STATEMENT or as disclosed in, or permitted by, this agreement; and the BORROWER does not know or have reasonable ground to know of any basis for the assertion against it of any such INDEBTEDNESS as of the date of the CLOSING;

                  G. No representation or warranty by or with respect to the BORROWER contained herein or in any certificate or other document furnished by the BORROWER pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

                  H. Any federal tax returns for all years of operation, including the last tax year for BORROWER have been, or will be, filed by October 15, 2000, with the Internal Revenue Service and have not been challenged;

                  I. Any Employee Pension Benefit Plans, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of the BORROWER meet, as of the date hereof, the minimum funding standards of 29 U.S.C. Sec. 1082 (Sec. 302 of ERISA), and no Reportable Event or Prohibited Transaction as defined in ERISA, has occurred with respect to any Employee Benefit Plans, as defined in ERISA, of the BORROWER;

                  J. BORROWER warrants (and this shall be a continuing warranty which shall survive until all the OBLIGATIONS of BORROWER to BANK have been fully satisfied) that it is in compliance with all federal, state and local environmental laws and regulations and has obtained all environmental permits necessary or appropriate to the conduct of its business. There is not pending nor, to the best of the BORROWER's knowledge after due inquiry, are there any threatened environmental enforcement actions, suits or proceedings before any court, tribunal or administrative body or official. Responsible officers and agents of the BORROWER have made an extensive investigation and have determined that the BORROWER has not, nor has any former owner of real property occupied by BORROWER stored, used or disposed of any toxic or hazardous substance on its properties or transported any such substance to or from its properties in violation of any presently existing or previously existing laws, regulations or policies. The BORROWER will store, use or dispose of such substances on its properties in accordance with presently existing or previously existing laws, regulations or policies.


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         2. SURVIVAL. All of the representations and warranties set forth in
Section V.1. shall survive until all OBLIGATIONS are satisfied in full and there remain no outstanding commitments hereunder.

Section VI. COVENANTS OF THE BORROWER.

         1. AFFIRMATIVE COVENANTS. The BORROWER does hereby covenant and agree with the BANK that, so long as any of the OBLIGATIONS remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following covenants:

                  A. The BORROWER will furnish the BANK:

                           1. Within thirty (30) days after the close of each
                  monthly accounting period in each fiscal year an income statement and balance sheet of the BORROWER for such month in reasonable detail, subject to normal year-end audit adjustments and certified by the BORROWER's president or principal financial officer to have been prepared in accordance with GAAP;

                           2. Within thirty (30) days after the end of each
                  calendar month, in such form and detail as shall be satisfactory to the BANK, an aging, as of the end of such month, of (a) the then ELIGIBLE ACCOUNTS, and (b) all other Accounts of the BORROWER, certified by the president or chief financial officer of the BORROWER to be complete and correct;

                           3. Each month (and at any additional time in the
                  discretion of the BANK or if any material deterioration in the BORROWING BASE would be disclosed thereby) a BORROWING BASE CERTIFICATE as of the end of such period. Each BORROWING BASE CERTIFICATE shall be effective only as accepted by the BANK (and with such revisions, if any, as the BANK may require as a condition to such acceptance);

                           4. Within ninety (90) days after the close of each
                  fiscal year, income statements, balance sheets and statement of cash flow of the BORROWER, for such fiscal year. These reports are to be audited by independent certified public accountant of recognized standing to present fairly the consolidated financial position and results of operations of the BORROWER in accordance with GAAP; and accompanied by such accountants' opinion thereof that such documents have been audited in compliance with the American Institute of Certified Public Accountants Statements of Auditing Standards in effect as of the



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

                  execution hereof; such accountants' opinion and certification shall be directed to the BANK, providing that the client representation of the accountants extends to BANK;

                  B. The BORROWER will maintain:

                           1. A BORROWING BASE such that the amount of the
                  BORROWER'S outstanding REVOLVING CREDIT FACILITY will not, at any time, exceed its BORROWING BASE;

                           2. A minimum Tangible Net Worth of $6,000,000 as of
                  December 31, 1999, and at the end of each subsequent calendar quarter. (For purposes of the calculation of this ratio, SUBORDINATED NOTES should be added to Tangible Net Worth);

                           3. A minimum Net Working Capital of $3,000,000 as of
                  December 31, 1999, and at the end of each subsequent calendar quarter;

                           4. A maximum ratio of "Total Liabilities/Tangible Net
                  Worth" of 1.5:1.0, as of December 31, 1999, and at the end of each subsequent calendar quarter. (For purposes of the calculation of this ratio, SUBORDINATED NOTES should be deducted from Total Liabilities and added to Tangible Net Worth).

                  For purposes of this agreement, Current Assets and Current Liabilities, mean, at any time, all assets or liabilities, respectively, that should, in accordance with GAAP, be classified as current assets or current liabilities, respectively, or be classified as a liability on a balance sheet of BORROWER. Net Working Capital means, at any time, the amount by which Current Assets exceed Current Liabilities. Total Liabilities mean all liabilities, which should, in accordance with GAAP, be classified as a liability. Tangible Net Worth means, at any time, Stockholders' Equity (the par value of outstanding capital stock, plus capital surplus, plus retained earnings, plus the principal balance of the SUBORDINATED NOTES, plus any amount reflecting cost of patents and proprietary software) less the sum of:

                           a. Any surplus resulting from any write up of assets
                  subsequent to December 31, 1998;

                           b. Goodwill, including any amounts, however
                  designated on a balance sheet of the BORROWER, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the BORROWER;

                           c. Any amount at which shares of capital stock of the
                  BORROWER appear as an asset on the BORROWER'S balance sheet;

                           d. Loans and advances to stockholders, directors,
                  officers, or AFFILIATES;

                           e. Deferred taxes and deferred expenses;

                           f. Any amount reflecting value of trademarks, trade
                  names, and copyrights; and

                           g. Any other amount in respect of an intangible that
                  should be classified as an asset on a balance sheet of the BORROWER in accordance with GAAP except for the cost of patents and proprietary software, which are included in Tangible Net Worth as indicated above.

                  C. The BORROWER will take all necessary steps to preserve its corporate existence and franchises and comply with all present and future laws applicable to it in the operation of its business, and all material agreements to which it is subject.

                  D. The BORROWER will give immediate notice to the BANK of (1) any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay more than $10,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (2) the institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property, or business prospects.

                  E. The BORROWER will pay when due all of its INDEBTEDNESS due third persons except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on its books.

                  F. The BORROWER will notify the BANK immediately 1) if it becomes aware of the occurrence of any EVENT OF DEFAULT or of any fact, condition, or event that only with the giving of notice or passage of time or both, could become an EVENT OF DEFAULT; 2) if it becomes aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, or reorganization), or results of operations of the BORROWER, or 3) upon the failure of the BORROWER to observe any of its respective undertakings hereunder or under the COLLATERAL DOCUMENTS.

                  G. The BORROWER will (1) fund any of its Employee Pension Benefit Plans in accordance with no less than the minimum funding standards of 29 U.S.C. Sec. 1082 (Section 302 of ERISA); (2) furnish the BANK, promptly after the filing of the same, with copies of any reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to any such Plan; and (3) promptly advise the BANK of the occurrence of any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan.

                  H. BORROWER shall retain the services of Collin D'Silva as its Chairman of the Board and CEO.

                  I. The BORROWER shall furnish BANK an opinion of counsel, in form and substance satisfactory to BANK, opining that the execution and delivery of the AGREEMENT, as hereby amended, does not conflict with any provisions of the SUBORDINATED NOTES, the charter or bylaws of the BORROWER, or of any applicable LAWS, or any other agreement binding the BORROWER or its property of which, after reasonable inquiry, such counsel has knowledge.

                  J. BORROWER has negotiated a sale of its scientific instrument business to a former officer of BORROWER, or his nominee. The proceeds of that sale will include no less than $5,000,000 in cash paid to BORROWER. BORROWER agrees that the said proceeds will be either utilized as working capital by BORROWER; paid to BANK to reduce the principal balance of the OBLIGATIONS; or paid to reduce the loans due to Security National Bank in an amount no greater than that listed on the draft of the Audited Financial Statement dated 12-31-1999 plus accrued interest. BORROWER agrees that no portion of the said proceeds shall be paid on account of any other security interest or lien on assets of BORROWER other than the OBLIGATIONS, nor paid to any Stockholder of BORROWER or holder of any debentures issued by BORROWER, without BANK'S written approval.

         2. NEGATIVE COVENANTS. The BORROWER does hereby covenant and agree with the BANK that, so long as any of the OBLIGATIONS remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following negative covenants, unless the BANK shall otherwise have agreed in writing, which agreement will not be unreasonably withheld:

                  A. The BORROWER shall not change its name, enter into any merger, consolidation, reorganization or recapitalization, or reclassify its capital stock;

                  B. BORROWER will not mortgage, pledge, grant, or permit to exist a security interest in, or a lien upon, any of its assets of any kind, now owned or hereafter acquired, except for liens in favor of BANK, or PERMITTED LIENS, or liens subordinate and junior to the lien of the BANK;

                  C. BORROWER will not become liable, directly or indirectly, as Guarantor or otherwise for any OBLIGATION of any other person;

                  D. BORROWER will not declare or pay any dividends, or make any other payment or distribution on account of its capital stock; nor make any assignment or transfer of Accounts, or, other than in the ordinary course of business, of Inventory;

                  E. BORROWER will form no subsidiary, make no investment in (including any assignment of Inventory or other property), or make any loan in the nature of an investment to, any person;

                  F. BORROWER will not make any loan or advance to any officer, shareholder, director, or employee of the BORROWER, except for business travel and similar temporary advances in the ordinary course of business;

                  G. BORROWER will not redeem, purchase, or retire any of its capital stock, or purchase or retire for any consideration, any warrant, right or option pertaining thereto, or permit any redemption, retirement, or other acquisition by BORROWER of the ownership of the outstanding capital stock of the BORROWER;

                  H. BORROWER shall not furnish the BANK any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished; and

                  I. BORROWER will not directly or indirectly apply any part of the proceeds of the OBLIGATIONS to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations, or rulings thereunder.

                  J. BORROWER will not make any prepayments of principal or interest on the SUBORDINATED NOTES, and in the EVENT OF DEFAULT under the AGREEMENT, the BORROWER will not make any further payments of principal or interest on the SUBORDINATED NOTES without prior consent of the BANK. BORROWER will not take any other actions that would result in these SUBORDINATED NOTES being or becoming superior in any manner to the OBLIGATIONS. BORROWER agrees not to give SUBORDINATED NOTES any security interest in the assets of the BORROWER without the permission of BANK.

Section VII.  DEFAULT.

         1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an EVENT OF DEFAULT hereunder:

                  A. The BORROWER shall fail to perform any covenant, promise, or payment obligation made in this AGREEMENT or any COLLATERAL DOCUMENTS;

                  B. Any financial statement, representation, warranty, or certificate made or furnished by or with respect to the BORROWER to the BANK in connection with this AGREEMENT, or as an inducement to the BANK to enter into this AGREEMENT, or in any separate statement or document to be delivered to the BANK hereunder, shall be materially false, incorrect, or incomplete when made.

         2. ACCELERATION. At the option of the BANK upon the occurrence of any EVENT OF DEFAULT, all OBLIGATIONS, whether hereunder or otherwise, shall immediately become due and payable.

         3. REMEDIES. After any acceleration, as provided for in Section VII. 2., the BANK shall have, in addition to the rights and remedies given it by this AGREEMENT and the COLLATERAL DOCUMENTS, all those allowed by all applicable laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any COLLATERAL may be located. The rights of the BANK under this Section VII.3. are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the BANK may have.

Section VIII.  MISCELLANEOUS.

         1. CONSTRUCTION. Nothing herein contained shall prevent the BANK from enforcing any or all other guaranty, pledge or security agreements, notes, mortgages, deeds of trust, other evidences of liability, or other COLLATERAL DOCUMENTS in accordance with their respective terms.

         2. ENFORCEMENT AND WAIVER BY THE BANK. The BANK shall have the right at all times to enforce the provisions of this agreement and the

COLLATERAL DOCUMENTS in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the BANK in refraining from so doing at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this AGREEMENT or as having in any way or manner modified or waived the same. All rights and remedies of the BANK are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         3. RENEWAL. On the existing LOAN TERMINATION DATE, all of the OBLIGATIONS become due, and the BANK's commitment to lend shall terminate. BORROWER may request an amendment of the LOAN TERMINATION DATE and a renewal, in some form, of the commitment. BANK agrees to consider such request when made, using as a basis for its decision all of the FINANCIAL STATEMENTS furnished by BORROWER, together with any other information available to BANK. BANK may make such renewal or amendment if, in BANK's sole discretion, such renewal or amendment is warranted in the exercise of sound banking practices.

         4. EXPENSE OF THE BANK. The BORROWER will, on demand, reimburse the BANK for all expenses, including the reasonable fees and expenses of legal counsel for the BANK, incurred by the BANK in connection with the preparation, administration, amendment, modification, or enforcement of this AGREEMENT, the COLLATERAL DOCUMENTS, and the collection or attempted collection of the OBLIGATIONS.

         5. NOTICES. Any notice or consents required or permitted by this AGREEMENT shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or telegraph, as follows, unless such address is changed by written notice hereunder:

            A. If to the BORROWER:          Transgenomic, Inc.
                                            5600 South 42nd Street
                                            Omaha, Nebraska 68107
                                            Attn:  Collin D'Silva

            B. If to the BANK:              First National Bank of Omaha
                                            One First National Center
                                            Omaha, Nebraska 68102
                                            ATTN: Mark McMillan

         6. WAIVER AND RELEASE BY THE BORROWER. To the maximum extent permitted by applicable laws, the BORROWER:

                  A. Waives notice of acceleration and of intention to accelerate; and notice and opportunity to be heard, after acceleration in the manner provided in Section VII, before exercise by the BANK of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable laws or by any agreement with the BORROWER, and, except where required hereby or by any applicable law, notice of any other action taken by the BANK; and

                  B. Releases the BANK and its officers, attorneys, agents, and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct or gross negligence.

         7. APPLICABLE LAW. This AGREEMENT is entered into and performable in Omaha, Douglas County, Nebraska, and shall be subject to and construed and enforced in accordance with the laws of the State of Nebraska.

         8. BINDING EFFECT, ASSIGNMENT, AND ENTIRE AGREEMENT. This AGREEMENT shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The BORROWER has no right to assign any of its rights or OBLIGATIONS hereunder without the prior written consent of the BANK. This AGREEMENT, including the Exhibits hereto, all of which are hereby incorporated herein by reference, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and may be amended only by a writing signed on behalf of each party.

         9. SEVERABILITY. If any provision of this AGREEMENT shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this AGREEMENT that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

         IN WITNESS WHEREOF, the parties hereto have duly executed this AGREEMENT as of the day and year first above written.

                                               TRANSGENOMIC, INC.

                                               By: /s/ Collin J. D'Silva
                                                   -------------------------
                                               Title: Chief Executive Officer
                                                      ----------------------

                                               FIRST NATIONAL BANK OF OMAHA

                                               By: /s/ Mark McMillan
                                                   -------------------------
                                               Title: Second Vice President
                                                      ----------------------

Exhibit A - Borrowing Base Certificate
Exhibit B - Promissory Note

                                    EXHIBIT A

                                    EXHIBIT B

                                 PROMISSORY NOTE

[LOGO]

                               Transgenomic, Inc.
                                5600 So. 42nd St.
                                 Omaha, NE 68107


Principal Amount     Interest Rate    Note Date     Maturity Date   Obligor #       Note #
$5,000,000.00        Variable         07/31/99      07/31/00        2000046172      1
                     NAT Base




Maker promises to pay to the order of First National Bank of Omaha ("Bank") at any of its offices, the principal sum hereof, which shall be: (Revolving) the lesser of FIVE MILLION AND NO/100 Dollars or so much thereof as may have been advanced by Bank. The Maker may borrow, repay without penalty, and reborrow from Note Date until Maturity Date, either the full amount of this loan or any lesser sum.

Interest shall accrue on the outstanding principal amount from and including the Note Date above to the Maturity Date at the rate of: The rate in effect from time to time and designated by Bank as its National Base Rate ("Base Rate").

Interest shall be computed on the basis of actual days elapsed and a year of 360 days. The unpaid principal and interest due on this Note at maturity (whether the Note matures by demand, acceleration, lapse of time or otherwise) shall bear interest at the lesser of 6% per annum above the interest rate stated above, or the highest rate allowed by law.

Principal and interest shall be paid as follows: Principal due on Maturity Date, interest due MONTHLY beginning AUGUST 31, 1999 and on the same day of each MONTH thereafter.

Related Documents: Maker has signed the following documents in connection with this Note: Security Agreement(s) dated 09/17/97 covering all business assets.

Assignment(s) of Collateral dated July 31, 1999 covering life insurance policy.

Loan Agreement dated 09/17/97 and all amendments thereof.

A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be writing to be effective.

Witnessed By:               Transgenomic, Inc.

/s/ Mark McMillan           By:  /s/ Stephen F. Dwyer           Title:  V.C.
---------------------            ------------------------             ---------

                              TERMS AND CONDITIONS

1. Maker shall reimburse Bank for all expenses incurred in protecting or enforcing its rights. Maker's liability under its Obligations ("all Maker's existing and future obligations of whatever nature and whenever incurred to Bank") shall not be affected by any of the following:

         - Acceptance or retention by Bank of other property or interests as security for the Obligations, or for the liability of any person other than a Maker with respect to the Obligations;

         - Any release, extension, renewal, modification or compromise of any of the Obligations or the liability of any obligor thereon; or

         - Failure by Bank to resort to other security or any person liable for the Obligations.

         Each maker specifically consents to multiple renewals or extensions of the Obligations. This Note shall be deemed extended through the date of any advance made by Bank after the original maturity hereof; and any such advance shall constitute principal due under this Note.

2. REPRESENTATION, WARRANTIES AND COVENANTS. Each Maker represents, warrants and covenants as follows:
         This Note, security agreement, deed of trust, mortgage, or other lien documents(s), if any, securing the Note have been duly authorized, executed and delivered by the Maker and constitute legal, valid and binding Obligations of Maker.
         This Note evidences a loan for business or agricultural purposes. Maker will provide business reports and with such frequency as Bank shall request; and
         Maker agrees to pay all costs of collection in connection with this Note, including reasonable attorneys' fees and legal expenses.

3. DEFAULTS AND REMEDIES. Upon the occurrence of one of more of the following events of default:

         - Maker fails to pay when due any of the Obligations, or to perform or rectify breach of, any warranty or other undertaking by Maker in this Note or the other Obligations; or breaches any other covenant or condition described in any other document;

         - Any Maker, endorser, surety, or guarantor of any of the Obligations dies, ceases to exist, makes an assignment for the benefit of creditors, becomes insolvent or the subject of bankruptcy or insolvency proceedings;

         - Any representation made to induce Bank to extend credit under this Note or otherwise is false in any material respect when made;

         - A material adverse change, in the opinion of Bank, occurs in the financial or business condition of any Maker or of any endorser, surety or guarantor of this Note;

         -        The entry of a judgment against any Maker;

         -        Filling of any lien against any Maker;

         - The taking possession of any substantial part of the property of any Maker at the instance of any governmental authority;

         - The dissolution, merger, consolidation, or reorganization of any Maker, or other entity liable for this Obligation;

         - Any other event occurs which causes Bank in good faith to deem itself insecure;

         then in such event, all of the Obligations shall, at the option of Bank and without notice or demand, mature and become immediately due and payable; and Bank shall have all rights and remedies for default provided by the Uniform Commercial Code, and any other applicable law and/or the Obligations.

         All costs and expenses incurred by Bank in enforcing its rights under this Note or any mortgage or other lien, endorsement, surety agreement, guarantee relating thereto are the obligations of Maker and are immediately due and payable. Interest shall accrue on such costs and expenses from the date of incurrence at the rate specified herein for delinquent Note payments. Each Maker, endorser, surety and guarantor hereby waives presentment, protest, demand, notice of dishonor, and the defense of any statute of limitations.

4. GENERAL. Without affecting the liability of any Maker, endorser, surety, or guarantor, the holder may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note or agree to sue any party liable on it.

         Subject to rights afforded by law, Bank may at any time and for any reason, charge to or off-set against any amount then on deposit in any account (including a savings certificate), whether or not then due, any and all debts or liabilities (sole, several, joint, or joint and severable, absolute or contingent, due or not due, liquidated or unliquidated, secured or unsecured) then owed to Bank by depositor or in the case of a multiple-party account, by any party to such multiple-party account, and this agreement shall be construed to be the consent of depositor and any such party for the Bank to make such charge or off-set if consent be required by any person or future law.

         Bank shall not be deemed to have waived any of its rights upon or under this Note, or under any mortgage or other lien, endorsement, surety agreement, or guarantee unless such waivers be in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall note be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Bank on liabilities or the collateral whether evidenced hereby or by any other instrument or papers shall be cumulative and may be exercised singularly or concurrently.

         Maker, if more than one, shall be jointly and severally liable hereunder and all provisions hereof regarding the liabilities or security of Maker shall apply to any liability or any security of any or all of them. This agreement shall be binding upon the heirs, executors, administrators, assigns or successors of Maker; shall constitute a continuing agreement, applying to all future as well as existing transaction, whether or not of the character contemplated at the date of this Note, and if all transactions between Bank and Maker shall be at any time closed, shall be equally applicable to any new transactions thereafter; shall benefit Bank, its successors, and assigns; and shall so continue in force not withstanding any change in any partnership party hereto, whether such change occurs through death, retirement or otherwise.

         If any party of this Note is a married person, such person or persons hereby separately charges his or her separate estate, including both that now owned and that hereafter acquired, with the payment of this Note.

         This Note shall be construed according to the laws of the State of Nebraska. Unless the content otherwise requires, all terms used herein which are defined the Uniform Commercial Code shall have the meanings therein stated.

         Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.